Exhibit 10.1
ADVERTISING & MARKETING AGREEMENT

This AGREEMENT is made and entered into this 30th day of July, 2009 by and between Zurvita, Inc. a Delaware Corporation, with offices at 200 W. Columbine Avenue, Suite I-2, Santa Ana, CA 92707 (“Zurvita”) and OmniReliant Holdings, Inc., a Nevada Corporation, with offices at 14375 Myerlake Circle, Clearwater, FL 33760 (“Advertiser”) Red Sun Mining, Inc. (“Red Sun”), the parent of Zurvita.

WHEREAS, ZURVITA was founded to be a marketer and seller of healthcare-related products through the use of independent sales representatives;

WHEREAS, Advertiser is the seller of certain products (the “Products”).

WHEREAS, ZURVITA and Advertiser desire to enter into an agreement under which Advertiser will place advertisements on ZURVITA’s websites, and those websites controlled by ZURVITA (the “Websites”) and ZURVITA’S independent marketing representatives will market and sell the Products.

NOW THEREFORE, in consideration of the mutual covenants and agreements of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

I ADVERTISING & MARKETING

1.01   Services of ZURVITA: ZURVITA will provide placement of advertising, banners and/or video (“Ads”) of Advertiser on ZURVITA’s Websites. Ads will be maintained during the Term of this Agreement, as defined herein. Advertiser will work with ZURVITA’s website administrator and ZURVITA’s sales representatives to maximize sales of Advertiser’s products in return for ZURVITA receiving a  commission on retail sales less any returns or refunds.  Furthermore, Zurvita’s independent marketing representatives will actively market and sell the Products during the Term.  Advertiser will provide the Products to ZURVITA sales representatives on a revenue sharing basis.

1.02   Advertiser’s Services: Advertiser will provide ZURVITA with certain marketing services, including the production of infomercials, video production services, managing call centers, media buying and fulfillment services.  In addition, ZURVITA will have access to Advertiser’s production studio at cost plus 10%.  In consideration for the foregoing, Advertiser will receive 3,800,000 shares of Red Sun’s common stock.

II. ADVERTISER’S OBLIGATIONS

2.01   The Advertiser warrants and represents to ZURVITA that:

(a)       it has the right to publish the contents of the advertisement(s), without infringement of any rights of any third party including, without limitation, intellectual property rights;

(b)      it has complied with the codes of practice issued by the Advertising Standards Authority in respect of electronic and on-line advertising and all other relevant industry codes of practice

(c)       it will be fully responsible for the terms (including, without limitation, product description, price and compliance with all applicable laws and regulations) of any contract for the sale of the Products to customers who have seen the advertisement displayed by ZURVITA on the Websites,

2.02    Advertiser further represents and warrants that it is the owner of all patent. copyright, mask work. trademark, service mark, and any and all other proprietary rights and interests related to the advertisements and the advertising campaign. Advertiser hereby grants ZURVITA and its designees the right to communicate such works to the public, perform and display the content (in whole or in part) worldwide and/or to incorporate it in other works in any form, media, or technology now known or later developed, for the full term of this Agreement for the purpose of posting the advertising as described in this Agreement. Advertiser also permits any ‘user” of the Websites to access, display, view, store and reproduce such content. Subject to the foregoing, the owner of such content placed on the Websites retains any and all rights that ‘nay exist in such content.

2.03           Indemnification: (a) The Advertiser agrees to indemnify ZURVITA forthwith on demand and hold ZURVITA harmless against any and all expenses, damages and losses of any kind (including reasonable legal fees and costs) incurred by ZURVITA in connection with any claims, actual or threatened, of any kind (including, without limitation, breach of contract, any claim of trademark or copyright infringement, libel, defamation, breach of confidentiality, false or misleading advertising or sates practices) arising from the advertisement and/or any material of the Advertiser to which users  are subjected too and any other contract entered into for the purchase of the advertised goods or services,

(b)     ZURVITA agrees to indemnify the Advertiser forthwith on demand and hold the Advertiser harmless against any and all expenses, damages and losses of any kind (including reasonable legal fees and costs) incurred by the Advertiser in connection with any claims, actual or threatened, of any kind (including, without limitation, breach of contract, any claim of trademark or copyright infringement, libel, defamation, breach of confidentiality, false or misleading advertising or sates practices) arising from the advertisement and/or any material of the Advertiser to which users  are subjected too and any other contract entered into for the purchase of the advertised goods or services

(c)      The Advertiser will defend or settle at its own expense any action or other proceedings brought against ZURVITA that relates to the advertisements and/or any material of the Advertiser to which users are exposed.. ZURVITA shall notify the Advertiser promptly of any such claim and shall permit the Advertiser to assume and control the defense of such action with Counsel chosen by the Advertiser (who shall be reasonably acceptable to ZURVITA) and shall not enter into any settlement or compromise of any such claim without ZURVITA  prior written consent. The Advertiser shall pay any and all proper costs, damages and expenses (including but not limited to reasonable legal fees and costs) awarded against or incurred by ZURVITA in any such action or proceedings.

2.04   Insurance: Advertiser shall carry at all times during the time that the Products are offered and sold, Commercial General Liability Insurance with a minimum of $2,000,000 per occurrence for bodily injury and/or property damage liability, said insurance to cover,  liability arising from personal injury/advertising injury, products liability and/or contractual liability. All insurance policies shall be issued by insurance carriers licensed to do business in New York. and which have an AM. Best rating of A VIII or better. ZURVITA shall be named as additional insured on all insurance policies listed above and required hereunder. Insurance policies which are secured by Advertiser pursuant to this Agreement shall be “occurrence” type policies and shall not be ‘claims made” policies. All Certificates of insurance shall provide evidence of the type of policies being provided. Such insurance policies shall also provide that they may not be canceled or non-renewed without the insurance carrier endeavoring to provide thirty (30) days written notice to the ZURVITA. Advertiser shall furnish the  ZURVITA with certificates of such insurance within thirty (30) days after the execution of this Agreement.

III. ADVERTISING CONTENT AND PLACEMENT

3.01            The Advertiser will have the right to advertise and market its Products on the front page of the Websites and to utilize the prime video or ad space on the Websites;

3.02            ZURVITA will notify Advertiser by email that its advertisement has been added to the Websites,

3.03            The agreed duration (as will be determined when the parties agree on the detailed nature of the advertising campaign) will begin from notification by the ZURVITA.

3.04            The advertiser must notify the ZURVITA as soon as is reasonable by either email or fax of any inaccuracy or changes that need to be made to advertisements.

3.05            ZURVITA does not undertake to review the contents of any advertisements and all such review of, and approval by,  ZURVITA shall not be deemed to constitute all acceptance by  ZURVITA that such advertisement is provided in accordance with the terms of tile Agreement. Nor shall it constitute a waiver of the ZURVITAs rights hereunder. ZURVITA makes no warranty, express or implied, as to the accuracy of any advertisement, in the event that any advertisement contains a mistake, Advertisers shall immediately take steps to correct such inaccuracy.

IV.  LIMITATION OF LIABILITY

4.01            ZURVITA will not be liable, in contract, tort (including, without limitation, negligence), pre-contract or other representations (other than fraudulent or negligent misrepresentations) or otherwise arising out of or in connection with these terms and conditions for any economic losses (including without limitation loss of revenues, profits, contracts, business or anticipated savings); or any loss of goodwill or reputation; or any special or indirect or consequential losses; in any case whether or not such losses were within the contemplation by either party at the date on which the event giving rise to the loss occurred, suffered or incurred by a party arising out of or in connection with the provisions of any matter contained in this Agreement. In particular, and without limitation, the Advertiser acknowledges that ZURVITA will not be liable for such losses whether arising from a failure to publish an advertisement, or from the inaccuracy of any data contained in any advertisements (whether such inaccuracy arises from any action, or failure to act, of ZURVITA, the Advertiser or a third party).

4.02            Subject to the above, the liability of ZURVITA in contract, tort, negligence, pre-contract or other representations or otherwise arising out of or in connection with these terms and conditions or the performance or observance of its obligations under this Agreement, and every applicable part of them shall be limited to the amendment of any inaccurate data in accordance with Section 3 above or in the event that ZURVITA fails to electronically publish an advertisement, the advertiser’s sole remedy and ZURVITA’s entire liability to the Advertiser shall be limited at ZURVITA’s option to either a refund of the advertising fee or relevant portion thereof, or placement of the advertisement at another time in a comparable position.

4.03            The Advertiser acknowledges that any website on which an advertisement is displayed is provided on an ‘as is and ‘as available” basis without any representation or endorsement. ZURVITA makes no warranties of any kind, whether express or implied, in relation to such website, including but not limited to, implied warrants of satisfactory quality, fitness for a particular purpose, non-infringement, compatibility, security. accuracy, condition or completeness, or any implied warranty arising from course of dealing or usage or trade or that the Websites will meet any requirements or will be uninterrupted, timely, secure or error-free, that defects will be corrected, or that the Websites or the server that makes it available are free of viruses or bugs or are fully functional, accurate, or reliable.

4.04           ZURVITA shall have the right to hold the Advertiser or its agent liable for such monies as are due and payable for advertising which the advertiser or its agent ordered and which advertising was published and displayed.

4.05            ZURVITA is not liable for delays in delivery and/or non-delivery in the event of any situation beyond the control of ZURVITA.

4.06            No conditions other than those set forth in the insertion order or this shall be binding unless expressly agreed to in writing. In the event of any inconsistency between the insertion order and this Agreement, this Agreement shall prevail.

V. CONFIDENTIALITY

5.01            Restriction on Use of Confidential Information: (a) None of the parties hereto shall, during the term of this Agreement or at any time thereafter, communicate, divulge or use for the benefit of any other person, persons, partnership, association, corporation or entity any of another party’s confidential information, knowledge or know-how, A party hereto shall divulge such information only to such of its employees, financial advisors and legal representatives as must have access thereto in order to satisfy its obligations hereunder. All parties shall take all necessary precautions to ensure that their employees retain such information in confidence,

(b)            Any and all information, knowledge or know-how concerning the operation, products. services, procedures, policies, plans, strategies or customers of ZURVITA and/or Advertiser shall be deemed confidential for purposes of this Agreement: provided. however, the parties shall not be required to treat any information as confidential information under this section if such information: (i) was publicly known at the time it was disclosed or becomes publicly known after disclosure without breach hereof by the receiving party; (ii) was known by the receiving party at the time of disclosure or becomes known to it from a part other than tile disclosing party who has the apparent right to disclose such information to the receiving party’s knowledge after due injury; (iii) is independently developed by the receiving party without reliance on the disclosed confidential information: (iv) is approved for disclosure by the disclosing party with the disclosing party’s prior written consent; or (v) is disclosed by the receiving party pursuant to judicial order, requirement of a governmental agency or other operation of law, provided that the receiving party informs the disclosing party promptly after receiving notice of its obligation to make such disclosure. and takes reasonable steps to limit the scope

VI. TERM, TERMINATION & MISCELLANEOUS

6.01   Term: The term of this Agreement (the “Term”) shall commence effective on the date hereof and shall continue for a period of one year (the “Initial Period”) unless sooner terminated, as provided herein.  This Agreement shall automatically extend for subsequent one year periods (the “Renewal Periods”) provided, however, each party shall have the right to terminate this Agreement at the end of the Initial Period or the Renewal Periods by providing written notice to the other party not later than 60 calendar days prior to the end of the Initial Period or Renewal Periods.

6.02   Termination of Agreement. This Agreement may be terminated by either party if the other party materially breaches this Agreement (which breach shall include the filing of a voluntary or involuntary bankruptcy petition against a party or the appointment of a receiver for any of the assets of a party) or any other agreements the parties have entered into. If such a breach occurs, the non-breaching party shall provide the breaching party with written notice of the breach, including specific details regarding the nature of the breach, The non-breaching party’s obligations under this Agreement shall be suspended when such notice is provided and will not be resumed until the breach is cured; provided, however, that all payments under this Agreement which were due before or on the date of receipt of the written notice of breach, shall be made, If the breaching party does not cure tile breach within thirty (30) days of receipt of notice of the breach, then the non-breaching party may provide the breaching party with written notice of the termination of this Agreement.

6.03   Entire Agreement; Amendment. This Agreement constitutes the entire Agreement between the parties and supersedes all prior agreements. understandings and representations relating to the subject matter, This Agreement may only be amended, modified or supplemented by a written agreement between ZURVITA and Advertiser,

6.04   Governing Law. This Agreement shall be governed by and construed ill accordance with the laws of the State of New York, without regard to conflict of laws principles.  Litigation regarding any dispute arising out of this Agreement shall be brought in a court of competent jurisdiction located in New York. New York and Advertiser consents to the jurisdiction of such court and to the service of process by mail.

6.05   Assignment. This Agreement or any part hereof shall not be assigned or otherwise transferred by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld

6.06   Relationship of the Parties, The relationship of ZURVITA and Advertiser under this Agreement shall be that of independent contractors and nothing herein or in any related document or representation shall be construed to create or imply any relationship of employment, agency, partnership or any other relationship other than that of independent contractors, ZURVITA and Advertiser acknowledge and agree that each is engaged in a separate and independent business and neither shall state, represent or imply any interest in or control over the business of the other.

6.07   Force Majeure. Neither party shall be in breach of this Agreement if any obligations required to be performed hereunder are postponed or delayed because of an act of God, natural disaster, catastrophe, accident, fire, labor dispute, lockout, strike, riot or civil commotion, act of public enemy, governmental act, regulation or rule, failure of technical facilities, a day of national mourning, emergency or other circumstance or event beyond the control of the parties to this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first written above.

ZURVITA, INC.

By: /s/ Jay Shafer
Name: Jay Shafer
Title: Chief Executive Officer

OMNIRELIANT HOLDINGS INC.

By: /s/ Paul Morrison
Name: Paul Morrison
Title: Chief Executive Officer

RED SUN MINING, INC.

By: /s/ Matthew Taylor
Name: Matthew Taylor
Title: Chief Executive Officer